SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant  [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.               [ ] Confidential, for use of the
                                                   Commission only (as permitted
                                                   by Rule 14a-6(e)(2)).
[X] Definitive proxy statement.
[ ] Definitive additional materials.
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                           UNICO AMERICAN CORPORATION
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     ----------------------------------------------------------------------
     Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
(5) Total fee paid:
--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
(3) Filing Party:
--------------------------------------------------------------------------------
(4) Date Filed:
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

                           UNICO AMERICAN CORPORATION
                             23251 Mulholland Drive
                      Woodland Hills, California 91364-2732

                              ---------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held Thursday, May 27, 2004


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Unico American Corporation (the "Company") to be held at the Woodland Hills Hilton and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California 91367, at 2:00 p.m. local time, to consider and act upon the following matters:

     1. The election of seven (7) directors to hold office until the next annual meeting of shareholders and thereafter until their successors are elected and qualified; and

     2. The transaction of such other business as may properly be brought before the meeting.

The Board of Directors has fixed the close of business on April 9, 2004, as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting. The voting rights of the shareholders are described in the Proxy Statement.

IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO VOTE, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID AND ADDRESSED RETURN ENVELOPE. PROXIES ARE REVOCABLE AT ANY TIME, AND SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                                  By Order of the Board of Directors,


                                  /s/  Erwin Cheldin
                                  ------------------
                                  Erwin Cheldin
                                  Chairman of the Board, President, and
                                  Chief Executive Officer

                                  Woodland Hills, California
                                  April 19, 2004

                           UNICO AMERICAN CORPORATION
                           --------------------------

                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 27, 2004


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unico American Corporation, a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Woodland Hills Hilton and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California 91367 on May 27, 2004, at 2:00 p.m. local time. Accompanying this Proxy Statement is a proxy card, which you may use to indicate your vote as to each of the proposals described in this Proxy Statement.

All proxies that are properly completed, signed, and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted. A shareholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company at its principal executive offices a written notice of revocation or a duly executed proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

The close of business on April 9, 2004, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the record date, the Company had outstanding 5,489,815 shares of common stock, the only outstanding voting securities of the Company. For each share held on the record date, a shareholder is entitled to one vote on all matters to be considered at the Annual Meeting. The Company's Articles of Incorporation do not provide for cumulative voting. Directors are elected by a plurality of the votes cast and abstentions and broker non-votes are counted for the purposes of determining the existence of a quorum at the meeting, but not for purposes of determining the results of the vote.

The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of preparing, assembling and mailing the proxy material. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies by telephone, facsimile, or personal contact without additional compensation.

The Company's principal executive offices are located at 23251 Mulholland Drive, Woodland Hills, California 91364-2732. The approximate mailing date of this Proxy Statement and the Company's proxy card is April 19, 2004.

                              ELECTION OF DIRECTORS
The Company's By-Laws provide for a range of three to eleven directors and allow the Board of Directors to set the exact number of authorized directors within that range. The current number of authorized directors established by the Board of Directors is seven (7). Directors are elected at each Annual Meeting of Shareholders to serve thereafter until their successors have been duly elected and qualified. Each nominee is currently a director, having served in that capacity since the date indicated in the following table. All nominees have advised the Company that they are able and willing to serve as directors. If any nominee refuses or is unable to serve (an event which is not anticipated), the persons named in the accompanying proxy card will vote for another person nominated by the Board of Directors. Unless otherwise directed in the accompanying proxy card, the persons named therein will vote FOR the election of the seven nominees listed in the following table.

The following table provides certain information as of April 9, 2003, for each person named for election as a director, which includes all executive officers of the Company:
                                                                         First
                            Present Position with Company or            Elected
Name                  Age   Principal Occupation and Prior History      Director
----                  ---   --------------------------------------      --------

Erwin Cheldin          72   President and Chief Executive Officer         1969
                            since 1969.  Chairman of the Board since
                            1987.

Cary L. Cheldin        47   Executive Vice President since 1991.          1983
                            Vice President 1986 to 1991 and
                            Secretary 1987 to 1991.

Lester A. Aaron, CPAv  58   Treasurer and Chief Financial Officer         1985
                            since 1985.  Secretary 1991 to 1992.

George C. Gilpatrick   59   Vice President, Management Information        1985
                            Systems, since 1981. Secretary since 1992.

David A. Lewis, CPCU   82   Retired insurance executive with over 40      1989
                            years insurance experience. The last 27 years were with the Transamerica Group of insurance companies.

Warren D. Orloff       69   Retired actuary with over 40 years'           2001
                            experience specializing in retirement
                            plans. From 1990 until retiring in 1997, he was an independent actuarial consultant for pension administration firms. He is a Fellow of Society of Actuaries, Fellow of
                            Conference of Consulting Actuaries, and
                            member of Academy of Actuaries.

 Donald B. Urfrig      62   Consulting engineer in the areas of           2001
                            project management and integrated product development since 1996. In addition, he is also a private investor and owner of commercial and agricultural businesses for the past 32 years. From 1963 to 1996 worked in the aerospace industry in both technical and management positions.

Except for Cary Cheldin, who is the son of Erwin Cheldin, none of the executive officers or directors of the Company are related to any other officer or director of the Company. The executive officers of the Company are elected by the Board of Directors and serve at the pleasure of the Board.

Messrs. Erwin Cheldin, Cary L. Cheldin, Lester A. Aaron and George C. Gilpatrick who hold approximately 51.0% of the voting power of the Company have agreed to vote the shares of common stock held by each of them so as to elect each of them to the Board of Directors and to vote on all other matters as they may agree. As a result of this Agreement, the Company is a "Controlled Company" as defined in the National Association of Securities Dealers ("NASD") Marketplace Rule 4350(c)(5). A Controlled Company is exempt from the requirements of NASD Marketplace Rule 4350(c) requiring that (i) the Company have a majority of independent directors on the Board of Directors, (ii) the Compensation Committee be composed solely of independent directors, (iii) the compensation of the executive officers be determined by a majority of the independent directors or a compensation committee comprised solely of independent directors and (iv) director nominees be elected or recommended either by a majority of the independent directors or a nominating committee comprised solely of independent directors.

During the year ended December 31, 2003, the Company's Board of Directors held one meeting. Non-employee directors receive $2,000 each quarter as compensation for the committee meetings they attend and $1,000 for each board meeting they attend. Except for George C. Gilpatrick, all incumbent directors attended 75% or more of the combined total meetings of the Board of Directors and the committees on which they served.

The Board of Directors has established an Audit Committee presently consisting of David A. Lewis, Warren D. Orloff and Donald B. Urfrig. The Audit Committee of the Board of Directors oversees matters involving the independent accountants and the integrity of the Company's financial reporting process. The Audit Committee met four times during the year ended December 31, 2003, and held one meeting subsequent to the year ended December 31, 2003, to discuss accounting and financial statement matters related to the year ended December 31, 2003. Mr. Lewis, Mr. Orloff and Mr. Urfrig are independent as defined in the NASD listing standards. The Board of Directors has determined that the Company does not have an "Audit Committee Financial Expert", as defined by the SEC, serving on the Audit Committee. The Board of Directors believes that the members of the Audit Committee are able to read and understand financial statements of the Company, are familiar with the Company and its business, and are capable of fulfilling the duties and responsibilities of an Audit Committee without the necessity of having an "Audit Committee Financial Expert" as a member.

The Board of Directors has also established a Compensation Committee presently consisting of Messrs. Cary Cheldin, Aaron, and Orloff. This Committee considers and recommends to the Board of Directors compensation for executive officers. The Compensation Committee held one meeting during the year ended December 31, 2003.

The Company does not have a Nominating Committee of the Board of Directors. The Board of Directors presently consists of only seven members and has not added a new member since 2001. Since the executive officers control approximately 51% of the voting power of the outstanding common stock of the Company and occupy four of the seven seats on the Board of Directors, the Board of Directors believes that it is appropriate not to have a Nominating Committee. If there were a new nominee for Director to be considered, it is expected that all of the Directors would participate in the process. The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders. The Board of Directors, however, would consider qualified nominees recommended by shareholders. Shareholders who wish to recommend a qualified nominee should submit complete information as to the identity and qualifications of the person recommended to the Secretary of the Company at 23251 Mulholland Drive, Woodland Hills, California 91364-2732. Absent special circumstances, the Board of Directors will continue to nominate qualified incumbent Directors whom the Board of Directors believes will continue to make important contributions to the Board of Directors. The Board generally requires that nominees be persons of sound ethical character, be able to represent all shareholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major business issues facing the Company. The Board of Directors does not have a formal process for identifying and evaluating nominees for Director.

Communications with the Board of Directors
------------------------------------------
The Company provides a process for shareholders to send communications to the Board of Directors or any of the Directors. Shareholders may send written communications to the Board of Directors or any Director, c/o Secretary, Unico American Corporation, 23251 Mulholland Drive, Woodland Hills, California 91364. All communications will be compiled by the Secretary of the Company and submitted to the members of the Board of Directors or to the individual Director to whom it was addressed on a periodic basis. The Company does not have a policy with regard to Directors' attendance at the Annual Meeting of Shareholders. Three of the Directors attended the 2002 Annual Meeting of Shareholders.

Code of Ethics
--------------
The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics may be obtained, without charge, upon written request to the Secretary, Unico American Corporation, 23251 Mulholland Drive, Woodland Hills, California 91364.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 9 2004, the names and holdings of all persons who are known by the Company to own beneficially more than 5% of its outstanding common stock, its only class of outstanding voting securities, and the beneficial ownership of such securities held by each Director, nominee for Director, and all Executive Officers and Directors as a group. Unless otherwise indicated, the Company believes that each of the persons and entities set forth below has the sole power to vote and dispose of the shares listed opposite his or its name as beneficially owned by him or it.

                                         Amount Beneficially Owned
                                         -------------------------
                                                     (1)                  (1)
                                                   Options              Percent
                                       Without    Currently               Of
Name of Beneficial Owner               Options   Exercisable     Total   Class
------------------------               -------   -----------     -----   -----
Certain Beneficial Owners
-------------------------
Erwin Cheldin (2)                     2,334,550            0   2,334,550  42.5%
23251 Mulholland Drive,
Woodland Hills, CA 91364

Schwartz Investment Counsel, Inc.,
and  Schwartz  Investment Trust,
on behalf of its series Funds,
Schwartz Value Fund, and Ave Maria
Catholic Values Fund (3)                529,145                  529,145    9.6%

Wellington Management Co., LLP (4)      400,000                  400,000    7.3%
75 State Street, Boston, MA 02109

General Re Corporation (5)              392,302                  392,302    7.1%
695 East Main Street,
Stamford, CT 06904

Dimensional Fund Advisors, Inc. (6)     373,900                  373,900    6.8%
1299 Ocean Avenue,
Santa Monica, CA 90401

FMR Corp. (7)                           309,000                  309,000    5.6%
82 Devonshire Street,
Boston, MA 02109

Executive Officers, Directors, and
Nominees for Director
---------------------
Erwin Cheldin (2)                     2,334,550            0   2,334,550   42.5%
Cary L. Cheldin (2)                     204,860            0     204,860    3.7%
Lester A. Aaron (2)                     150,171            0     150,171    2.7%
George C. Gilpatrick (2)                110,717            0     110,717    2.0%
David A. Lewis                            3,000            0       3,000    0.1%
Warren D. Orloff                              0            0           0    0.0%
Donald B. Urfrig                         20,000            0      20,000    0.4%

All executive officers & directors
as a group (7 persons)                2,823,298            0   2,823,298   51.4%

  (1) Includes for each person or group, shares issuable upon exercise of presently exercisable options or options exercisable within 60 days held by such person or group.
  (2) Messrs. Erwin Cheldin, Cary L. Cheldin, Lester A. Aaron and George C. Gilpatrick have agreed to vote all of the shares of common stock owned by them aggregating 2,800,298 shares or approximately 51.0% of the outstanding common stock so as to elect each of them to the Board of Directors and to vote on all other matters as they may agree. The agreement terminates upon the earlier of such time as the group owns less than 50% of the outstanding shares of the common stock of the Company or April 15, 2019.
  (3)  Per Schedule 13G dated February 17, 2004.
  (4) Per Schedule 13G dated February 12, 2004. Of the 400,000 shares beneficially owned, Wellington Management Company, LLP, does not have sole voting power over the shares, has shared voting power over 141,200 shares, and has shared power to dispose or to direct the disposition of 400,000 shares.
  (5) Per Schedule 13G dated February 17, 2004. Of the 392,302 shares beneficially owned, General Re Corporation does not have sole voting power over the shares, has shared voting power over 392,302 shares, and has shared power to dispose or to direct the disposition of 392,302 shares.
  (6)  Per Schedule 13G dated February 6, 2004.
  (7) Per Schedule 13G dated February 14, 2000. Of the 309,000 shares beneficially owned, FRM Corp. does not have sole or shared voting power over the shares, and has sole power to dispose or to direct the disposition of 309,000 shares.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                  --------------------------------------------

Summary of Executive Compensation
---------------------------------
The following table sets forth information for years ended December 31, 2003, 2002, and 2001 as to executive compensation paid to the chief executive officer and the other executive officers of the Company.

                           SUMMARY COMPENSATION TABLE
                           --------------------------
                                                                   All Other
Name and Principal Position      Year    Annual Compensation    Compensation (*)
---------------------------      ----    -------------------
                                          Salary      Bonus
                                           ($)         ($)            ($)
                                           ---         ---            ---

Erwin Cheldin                    2003    300,000           -         35,294
President, Chief Executive       2002    300.000           -         30,000
 Officer and Chairman of         2001    431,375           -         35,000
 the Board

Cary L. Cheldin                  2003    275,000      25,000         35,294
Executive Vice President         2002    275,000      25,000         30,000
                                 2001    330,000      25,000         35,000

Lester A. Aaron                  2003    180,000      45,000         35,294
Treasurer and Chief              2002    180,000      40,000         30,000
 Financial Officer               2001    171,000      40,000         35,000

George C. Gilpatrick             2003    170,000      40,000         35,294
Vice President and               2002    170,000      40,000         30,000
 Secretary                       2001    165,000      40,000         35,000

     (*) Represents amounts contributed or accrued to the person's account under the Company's Profit Sharing Plan and the Company's Money Purchase Plan, all of which are vested. During the year 2001, the amount contributed to each executive officer's account under the Profit Sharing Plan and Money Purchase Plan was $25,500 and $9,500, respectively. During the year 2002, the amount contributed to each executive officer's account under the Profit Sharing Plan and Money Purchase Plan was $17,000 and $13,000, respectively. During the year 2003, the amount contributed to each executive officer's account under the Profit Sharing Plan and Money Purchase Plan was $20,000 and $15,294, respectively. The Company's Profit Sharing Plan and Money Purchase Plan both have a March 31 fiscal year end (see "Retirement Plans").

Option/SAR Grants in Last Fiscal Year
-------------------------------------
No stock options or stock appreciation rights were granted to any executive officer during the year ended December 31, 2003.

Options/SAR Exercises in Last Fiscal Year and Unexercised Options/SAR at Fiscal Year End
---------------
No stock options or stock appreciation rights were exercised by any executive officer during the year ended December 31, 2003, and no options or stock appreciation rights were held by any executive officer at December 31, 2003.

Omnibus Stock Plan
------------------
The Company's 1999 Omnibus Stock Plan (the "1999 Plan") that covers 500,000 shares of the Company's common stock (subject to adjustment in the case of stock splits, reverse stock splits, stock dividends, etc.) was adopted by the Board of Directors in March 1999 and approved by shareholders on June 4, 1999. The 1999 Plan is divided into a Stock Option Program under which eligible persons may be granted options to purchase shares of common stock, a Stock Appreciation Program under which eligible persons may be granted the right to receive a payment in the form of cash, stock or a combination of the foregoing, and a Restricted Stock Program under which eligible persons may be issued shares of common stock directly either through an immediate purchase or as a bonus. The 1999 Plan and each Program are administered by the Board of Directors or a committee authorized by the Board and consisting of at least two directors each of whom is not an officer or employee of the Company and meets the qualifications set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Presently, the 1999 Plan is being administered by the Board of Directors.

Employees, consultants, advisors and directors of the Company are eligible to participate in the 1999 Plan. However, only employees are entitled to receive "incentive stock options" (as provided in Section 422 of the Internal Revenue Code of 1986, as amended) under the Stock Option Program. Under the Stock Option Program, both incentive stock options and options which do not qualify as incentive stock options may be granted. The term of an option may not exceed ten years (or five years in the case of the grant of an incentive stock option to a holder of more than ten percent (10%) of the outstanding common stock). The exercise price per share of common stock under an option may not be less than the fair market value of the common stock on the date of the option grant. In the case of the grant of an incentive stock option to a holder of more than 10% of the outstanding common stock, the exercise price may not be less than 110% of the fair market value of the common stock on the date of the option grant. Under the Stock Appreciation Program, stock appreciation rights may be granted separately or in tandem with a stock option. Stock appreciation rights entitle the holder thereof to receive upon exercise of such right without payment to the Company an amount which is not greater than the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the fair market value of a share of common stock on the date of grant of the stock appreciation right. Under the Restricted Stock Program, the Company may issue shares of its common stock directly to eligible persons for consideration consisting of cash, notes or past services rendered by the recipient. The purchase price of the shares may not be less than the fair market value of the Company's common stock on the date of issue. If a recipient terminates his or her employment or other arrangements with the Company before the shares are fully vested, then the recipient is required to surrender to the Company for cancellation all unvested shares and the Company must repay the recipient cash or cash equivalent consideration paid by him or her for those unvested shares and cancel the unpaid principal balance, if any, on any promissory notes attributable to surrender the shares.

In the event of a "change of control event" as defined in the 1999 Plan, all unvested options, stock appreciation rights and restricted stock issuances will immediately become exercisable or vest, as the case may be. The 1999 Plan administrator may override the acceleration of these rights either in the agreement setting forth those rights or prior to the "change of control event." A "change of control event" occurs if (a) more than twenty percent (20%) of the Company's common stock or combined voting power is acquired by a person or entity other than Mr. Erwin Cheldin, the Company or an employee benefit plan of the Company, but not including any acquisition directly from the Company; (b) a majority of the Company's Board of Directors ceases to consist of the present directors or persons whose election or nomination was approved by a majority of the then incumbent Board of Directors (excluding any director who assumes his or her position as a result of an actual or threatened proxy contest); (c) the Company is reorganized, merged or consolidated into another entity; or (d) the shareholders approve the liquidation or dissolution of the Company or the sale of all or substantially all of its assets; unless with respect to (c) or (d), after the event more than eighty percent (80%) of the common stock or the outstanding voting securities of the Company, the surviving company or the company that purchases the Company's assets is still held by persons who were formerly the shareholders of the Company, and no person or entity other than Mr. Erwin Cheldin, the Company, any employee benefit plan of the Company or the resulting company or a twenty percent (20%) shareholder prior to the transaction holds more then twenty percent (20%) of such company's common stock or combined voting power.

All outstanding options, stock appreciation rights and/or unvested stock issuances under the 1999 Plan will terminate upon consummation of (a) a dissolution of the Company or (b) in case no provision has been made for the survival, substitution, exchange or other settlement of any outstanding option, stock appreciation rights and/or unvested stock issuances, a merger or consolidation of the Company with another corporation in which the shareholders of the Company immediately prior to the merger will own less than a majority of the outstanding voting securities of the surviving corporation after the merger, or a sale of all or substantially all of the assets and business of the Company to another corporation.

                      EQUITY COMPENSATION PLAN INFORMATION
                      ------------------------------------

The following table shows the total number of outstanding options and shares available for other future issuance of options under the Company's equity compensation plans as of December 31, 2003.

                                                                                                     Number of securities
                                                                                                   remaining available for
                                         Number of securities to be    Weighted-average exercise    future issuance under
                                           issued upon exercise of       price of outstanding      equity compensation plans
                                            outstanding options,        options, warrants and        (excluding securities
Plan Category                               warrants, and rights                rights              reflected in column (a))
-------------                               --------------------                ------              ------------------------
                                                    (a)                          (b)                         (c)
Equity compensation plans
approved by security holders:
   1999 Omnibus Stock Plan                         277,000                      $5.216                      213,000

Equity compensation plans not
approved by security holders:                            0                           0                            0
                                                   -------                       -----                      -------
   Total                                           277,000                      $5.216                      213,000
                                                   =======                       =====                      =======

Retirement Plans
----------------
                               Profit Sharing Plan
                               -------------------
During the fiscal year ended March 31, 1986, the Company adopted the Unico American Corporation Profit Sharing Plan. Company employees who are at least 21 years of age and have been employed by the Company for at least two years are participants in such Plan. Pursuant to the terms of such Plan, the Company annually contributes for the account of each participant an amount equal to a percentage of the participant's eligible compensation as determined by the Board of Directors. Participants must be employed by the Company on the last day of the plan year to be eligible for contribution. Participants are entitled to receive distribution of benefits under the Plan upon retirement, termination of employment, death or disability.

                               Money Purchase Plan
                               -------------------
During the year ended December 31, 1999, the Company adopted the Unico American Corporation Money Purchase Plan. This plan covers the present executive officers of the Company; namely Erwin Cheldin, Cary L. Cheldin, Lester A. Aaron, and George C. Gilpatrick. Pursuant to the terms of such Plan, the Company annually contributes for the account of each participant an amount equal to a percentage of the participant's eligible compensation as determined by the Board of Directors. However, amounts contributed to the Unico American Corporation Profit Sharing Plan will be considered first in determining the actual amount available under the Internal Revenue Service maximum contribution limits. Participants must be employed by the Company on the last day of the plan year to be eligible for contribution. Participants are entitled to receive distribution of benefits under the Plan upon retirement, termination of employment, death or disability.

Compensation Committee Interlocks and
Insider Participation in Compensation Decisions
-----------------------------------------------
The Compensation Committee consists of the following Company directors: Cary L. Cheldin, Lester A. Aaron, and Warren D. Orloff. Cary Cheldin is the son of Erwin Cheldin, the President, Chief Executive Officer and Chairman of the Board. During the year ended December 31, 2003, Cary Cheldin was the Executive Vice President of the Company and Mr. Aaron was Treasurer and Chief Financial Officer of the Company.

Executive Compensation Committee Report
---------------------------------------
The Company's compensation package for executive officers primarily consists of a base salary, an annual incentive bonus, long-term incentive or non-cash awards in the form of stock options, and contributions under the Profit Sharing and Money Purchase Plans. The executive compensation program is designed to retain and reward individuals who are capable of leading the Company in achieving its business objectives. The Compensation Committee submits its recommendation to the entire Board of Directors. The philosophy of the Compensation Committee is to maintain a competitive base salary for executive officers and to provide an incentive program that rewards executive officers for achieving certain financial results. Base compensation is determined on a calendar year basis and other incentives are determined when deemed appropriate.

When determining base compensation for the executive officers, the Committee takes into account competitive pay levels in the industry with its emphasis on the median of the survey data. The Committee recommends adjustments to base compensation when it determines that an executive officer's base compensation is not competitive.

When determining bonuses for the executive officers, the Committee first evaluates, and gives primary weight to, the operational and financial performance of the executive management team, including the chief executive officer, as a group. After the team results are determined, individual effectiveness in contributing to the achievement of those results is considered. The financial results, which are reviewed by the Committee, include the Company's net income, revenues and expenses.

The Committee's base compensation review determined that the base salary for the chief executive officer was within a competitive range of others in the industry and recommended that the 2003 base salary for the chief executive officer remain at $300,000.

The Committee's bonus review considered and evaluated the losses incurred by the Company during the fiscal years ended December 31, 2001, and December 31, 2002, and determined that no bonus should be paid to the chief executive officer for the year ended December 31, 2003. The committee also recommended that the aggregate bonuses paid to all other executive officers for the year ended December 31, 2003, remain approximately the same as the prior year.

Section 162(m) of the Internal Revenue Code, enacted as part of the Omnibus Budget Reconciliation Act of 1993 (OBRA) limits to $1,000,000 the deductibility for any year beginning after December 31, 1993, of compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance based within the meaning of Section 162(m) and the regulations thereunder. For the year ended December 31, 2003, the Company does not contemplate that there will be nondeductible compensation for the executive officers of the Company.

                                                      THE COMPENSATION COMMITTEE
                                                      OF THE BOARD OF DIRECTORS


                                                      /s/  Cary L. Cheldin
                                                      /s/  Lester A. Aaron
                                                      /s/  Warren D. Orloff


Report of the Audit Committee
-----------------------------
Neither the following report of the Audit Committee nor any other information included in this Proxy Statement pursuant to Item 7(d)(3) of Schedule 14A promulgated under the Securities Exchange Act of 1934 or pursuant to Rule 306 of Regulation S-K constitutes "soliciting material" and none of such information should be deemed to be "filed" with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in any of those filings.

Management is responsible for the Company's financial reporting process including its system of internal control and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP). The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and oversee these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company; and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with GAAP, that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the Company's independent accountants are in fact "independent."

The Audit Committee has a written charter which was revised in 2004, a copy of which is attached as Appendix A.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003, with the Company's management.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss.380). Additionally, the Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also has discussed with KPMG LLP matters relating to their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

                                                 Members of the Audit Committee:

                                                 /s/  David L. Lewis
                                                 /s/  Warren D. Orloff
                                                 /s/  Donald B. Urfrig


Performance Graph
-----------------
The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of equity securities traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) and a peer group consisting of all NASDAQ property and casualty companies. The comparison assumes $100.00 was invested on December 31, 1998, in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. It should be noted that this graph represents historical stock price performance and is not necessarily indicative of any future stock price performance.


                      12/31/98  12/31/99  12/31/00  12/31/01  12/31/02  12/31/03
                      --------  --------  --------  --------  --------  --------
Unico American Corp.   $100.0     62.4       53.7      49.3      29.3      51.9
NASDAQ Market Index    $100.0    185.4      111.8      88.7      61.3      91.7
Peer Group Index       $100.0     75.2       97.9     100.0     102.5     122.1

                              CERTAIN TRANSACTIONS
                              --------------------
The Company presently occupies a 46,000 square foot building located at 23251 Mulholland Drive, Woodland Hills, California, under a master lease expiring March 31, 2007. The lease provides for an annual gross rental of $1,025,952. Erwin Cheldin, the Company's president, chairman and principal shareholder, is the owner of the building. On February 22, 1995, the Company signed an extension to the lease with no increase in rent to March 31, 2007. The Company believes that the terms of the lease at inception and at the time the lease extension was signed were at least as favorable to the Company as could have been obtained from unaffiliated third parties.

On November 15, 2002, the Company borrowed $500,000 from Erwin Cheldin, a director and the Company's principal shareholder, president and chief executive officer, and $250,000 from The Cary and Danielle Cheldin Family Trust. Cary L. Cheldin is a director and the Company's executive vice president. In the quarter ended June 30, 2003, the Company repaid the above-mentioned notes in full.

On September 30, 2003, Unico made a capital contribution of $2,500,000 to its Crusader Insurance Company, its wholly owned subsidiary. This contribution was made to ensure that Crusader's capital remained above $25,000,000. The funding of Unico's capital contribution to Crusader was derived from available cash from the Company's other operations and the proceeds of two notes. On September 29, 2003, the Company borrowed $1,000,000 from Erwin Cheldin, a director and the Company's principal shareholder, president and chief executive officer, and $500,000 from The Cary and Danielle Cheldin Family Trust. Cary L. Cheldin is a director and the Company's executive vice president. The loans are represented by notes that are due and payable upon demand of lender (on no less than fourteen days' notice) and, if no demand is made, then the notes are payable in full on September 28, 2007. The notes may be prepaid at any time without penalty. The notes are unsecured and bear interest as follows: Interest on the $1,000,000 note is 5% and is adjustable in April 1, 2004, and every third month thereafter by adding a margin of one percentage point to the prime rate; interest on the $500,000 note is 7% per annum. Interest is payable monthly on both notes.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
             -------------------------------------------------------
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors, and greater than 10% beneficial owners are required by regulation of the SEC to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with.

                             APPOINTMENT OF AUDITORS
                             -----------------------
KPMG LLP has served as the Company's independent auditors since 1996. The Audit Committee has selected them to continue as the Company's auditors and to audit the books and other records of the Company for the year ending December 31, 2004. A representative of KPMG LLP is expected to attend the Annual Meeting of Shareholders. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees
----------
The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2003, and for the reviews of the financial statements included in the Company's quarterly reports on Forms 10-Q for the fiscal year ended December 31, 2003, were approximately $148,000. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in the Company's quarterly reports on Forms 10-Q for the fiscal year ended December 31, 2002, were approximately $140,000.

Audit Related Fees
------------------
The aggregate fees billed by KPMG LLP for professional services related to the audit of the Company's financial statements for the fiscal years ended December 31, 2003 and 2002, exclusive of the of the fees disclosed under the section audit fees above were $52,700 and $25,000, respectively. Audit related services in both years included fees for Crusader's actuarial certification (required to be filed with regulatory authorities) and the audit of the Company's Profit Sharing Plan. Audit related services in 2003 also included services with respect to reports filed with the SEC. Audit related services in 2002 also included services rendered with respect to the filing with the SEC of a registration statement on Form S-8.

Tax Fees
--------
The aggregate fees billed for tax compliance, consulting and planning services rendered by KPMG LLP for the years ended December 31, 2003 and 2002 were approximately $22,700 and $21,000, respectively. These fees were primarily for the preparation and review of the Company's income tax returns.

All Other Fees
--------------
Other than the fees for services described above, there were no additional fees billed by KPMG LLP during the years ended December 31, 2003 and 2002

The policy of the Audit Committee is to pre-approve all audit and non-audit services provided by KPMG, LLP.


                                  OTHER MATTERS
                                  -------------
The Board of Directors is not aware of any business to be presented at the Annual Meeting except for the matters set forth in the Notice of Annual Meeting and described in this Proxy Statement. Unless otherwise directed, all shares represented by proxy holders will be voted in favor of the proposals described in this Proxy Statement. If any other matters come before the Annual Meeting, the proxy holders will vote on those matters using their best judgment.

                             SHAREHOLDERS' PROPOSALS
                             -----------------------
Shareholders desiring to exercise their right under the proxy rules of the Securities and Exchange Commission to submit proposals for consideration by the shareholders at the 2005 Annual Meeting are advised that their proposals must be received by the Company no later than December 21, 2004, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. If a shareholder intends to present a proposal at the 2005 Annual Meeting but does not seek inclusion of that proposal in the Proxy Statement for that meeting, the holders of proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by March 5, 2005.

                          ANNUAL REPORT TO SHAREHOLDERS
                          -----------------------------
The Company's 2003 Annual Report on Form 10-K includes financial statements for the year ended December 31, 2003, the year ended December 31, 2002, and the year ended December 31, 2001, and is being mailed to the shareholders along with this Proxy Statement. The Form 10-K is not to be considered a part of the soliciting material.
                              By Order of the Board of Directors,

                              /s/ Erwin Cheldin
                              -----------------
                              Erwin Cheldin
                              Chairman of the Board, President
                              and Chief Executive Officer

                              Woodland Hills, California
                              April 19, 2004

                                                                      APPENDIX A
                                                                      ----------

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                          OF UNICO AMERICAN CORPORATION


I. AUDIT COMMITTEE PURPOSE
The Audit Committee has been established by the Board of Directors of Unico American Corporation (the "Company") to monitor and oversee the accounting and financial reporting procedures of the Company and the audits of the Company's financial statements. In that regard, the Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent accountants engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the authority to engage or retain, at the Company's expense, independent legal, accounting, or other consultants, experts or advisers it deems necessary to carry out duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS
The Audit Committee shall meet the size, membership, independence and experience requirements under applicable statutes, rules and regulations and all applicable requirements of the NASDAQ Stock Market for NASDAQ National Market issuers in effect from time to time.

Audit Committee members shall be members of and appointed by the Board.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures
-----------------
1) Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

2) Meet with the independent accountants following the annual audit to (a) review with the independent accountants any problems or difficulties the accountants may have encountered in connection with the audit, the adequacy of the internal accounting controls, the financial and accounting personnel and, if a management letter was provided by the independent accountants, the management letter and the Company's response to that letter, (b) discuss any significant changes to the Company's auditing or accounting principles and practices and discuss any items required to be communicated by the independent auditors in accordance with SAS 61, and (c) review and discuss with management and the independent accountants the annual audited financial statements, including the disclosures made in the management's discussion and analysis. Additionally, the Audit Committee shall recommend to the Board whether or not to include the audited financial statements in the Company's Form 10-K for the applicable fiscal year.

3) In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss and review significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses. Review with management the adequacy of internal controls and procedures that could materially affect the Company's financial statements. Such reviews should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

4) Review with management and the independent accountants any material financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

5) Discuss with management and the independent accountants any disagreements that may arise between them regarding financial reporting. The Audit Committee shall be responsible for resolving such disagreements.

6) Review and discuss with management and the independent accountants the Company's quarterly financial statements prior to the filing of the related Form 10-Q.


                                       A1

Independent Auditors
--------------------
7) Select, appoint (subject, if applicable, only to shareholder ratification) and retain independent accountants for the Company. The Audit Committee shall also pre-approve all services to be performed by and fees to be paid to the independent accountants and the terms of their engagement, including both audit and non-audit services. To the extent required by law, the Company shall provide for appropriate funding as determined by the Audit Committee for payment of compensation to the independent accountants so engaged by the Audit Committee and for ordinary administrative expenses necessary or appropriate in carrying out the Audit Committee's duties. The Audit Committee may delegate to one or more Audit Committee members the authority to pre-approve non-audit services between regularly scheduled meetings of the Audit Committee provided that such approvals are reported to the Audit Committee at the next meeting. The independent accountants shall report directly to the Audit Committee.

8) Receive and review periodic written reports from the independent auditors delineating all relationships between the independent auditors and the Company. On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. Discuss such reports and relationships with the independent accountants, and, if so determined by the Audit Committee, take appropriate action to satisfy itself as to the independence of the independent accountants.

9) Receive periodic reports from the independent accountants relating to, among other things, critical accounting polices and practices, alternative treatments under GAAP, communications between the independent accountants and management of the Company and reports of the effectiveness of the Company's internal controls and/or other reports which may be required to be given by the independent accountants to the Company and/or the Audit Committee.

10) Prior to the audit, review the independent auditors audit plan.

11) Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

12) Evaluate the performance of the independent accountants and, if so determined by the Audit Committee, replace the independent accountants.

13) Meet periodically with the independent accountants in separate private sessions to discuss any matters that the Audit Committee or the independent accountants believe should be discussed.

Other Audit Committee Responsibilities
--------------------------------------
14) Meet at any time or from time to time with management personnel of the Company or its subsidiaries, either individually (which sessions may be private) or with one or more members thereof, to discuss any matters that the Audit Committee or any one or more of such persons believes should be discussed.

15) Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company or any of its subsidiaries of concerns regarding questionable accounting or auditing matters.

16) Meet with such frequency as the Audit Committee believes is reasonably necessary and appropriate, taking into account appropriate circumstances. The Audit Committee meetings may be separate and private as the Audit Committee may determine.

17) Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's Annual Proxy Statement.

18) Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

19) Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.


                                       A2

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF UNICO AMERICAN CORPORATION

The undersigned hereby constitutes and appoints LESTER A. AARON and CARY L. CHELDIN, and each of them, with full power of substitution, the proxies of the undersigned to represent the undersigned and vote all shares of common stock of UNICO AMERICAN CORPORATION (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Woodland Hills Hilton and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California 91367, on May 27, 2004, at 2:00 p.m. local time and at any adjournments thereof, with respect to the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, in the following manner.

1. ELECTION OF DIRECTORS  [ ] FOR all nominees listed   [ ] WITHHOLD AUTHORITY
                              (except as marked to the      to vote all nominees
                              contrary below)               listed below

     ERWIN CHELDIN, CARY L. CHELDIN, LESTER A. AARON, GEORGE C. GILPATRICK,
               DAVID A. LEWIS, WARREN D. ORLOFF, DONALD B. URFRIG

     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
           STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST ABOVE.

2. IN ACCORDANCE WITH THEIR BEST JUDGMENT, with respect to any other matters which may properly come before the meeting and any adjournment or adjournments thereof.

                      Please sign and date on reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. When this proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the choices specified herein. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.


                 DATED:________________________________,  2004

                       _______________________________________
                                                    (Signature)
                       _______________________________________
                                    (Signature if jointly held)

                       Please date and sign exactly as your name or names appear herein. If more than one owner, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by its duly authorized officer or partner.


                     PLEASE COMPLETE, SIGN, AND RETURN THIS
                   PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.